Exhibit 5.1
howell c. mette robert moore charles b. zwally peter j. ressler james a. ulsh jeffrey a. ernico mary alice busby	kathryn l. simpson andrew h. dowling thomas f. smida michael l. mixell john f. yaninek* timothy a. hoy
METTE, EVANS & WOODSIDE
A PROFESSIONAL CORPORATION
Attorneys at law

1105 BERKSHIRE BOULEVARD
SUITE 320
WYOMISSING, PA 19610

IRS NO.
23-1985005

TELEPHONE           FACSIMILE
(610) 374-1135      (610) 371-9510
______
http://www.mette.com

		mark d. hipp kathleen doyle yaninek randall g. hurst* ronald l. finck melanie l. vanderau sarah l. rubright	james w. evans 1926 - 2008 _____ of counsel alan s. readinger _____ * maryland bar

February 3, 2009

Board of Directors
Pennsylvania Commerce Bancorp, Inc.
3801 Paxton Street
Harrisburg, PA 17111

Re:	Pennsylvania Commerce Bancorp, Inc.
Registration Statement on Form S-4 (Registration No. 333-156238)

Gentlemen:
We have acted as counsel to Pennsylvania Commerce Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to 5,009,227 shares (the “Shares”) of common stock, par value $1.00 per share, of the Company in connection with the merger (the “Merger”) of Republic First Bancorp, Inc. (“Republic First”) with and into the Company pursuant to the Agreement and Plan of Merger, dated as of November 7, 2008, between the Company and Republic First (the “Merger Agreement”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, and assuming (i) that the conditions to closing the Merger are satisfied or waived including, without limitation, that the requisite votes by Company and Republic First shareholders

Board of Directors
Pennsylvania Commerce Bancorp, Inc.
February 3, 2009

regarding the approval and adoption of the Merger Agreement, and with respect to the Company, approval of the proposal to amend the Company’s articles of incorporation to increase the number of authorized shares of common stock to 25,000,000 are obtained, (ii) the receipt of required regulatory approvals, and (iii) the proper filing of Articles of Merger with the Secretary of the Commonwealth of Pennsylvania, we are of the opinion that the Shares have been duly authorized by the Company and, when issued by the Company and delivered by the Company against receipt of shares of Republic First common stock in the manner contemplated by the Registration Statement and in accordance with the Merger Agreement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

METTE, EVANS & WOODSIDE

Harrisburg Office | 3401 North Front Street, P.O. Box 5950 | Harrisburg, PA 17110-0950 | Telephone (717) 232-5000 | Facsimile (717) 236-1816